 Ex. 99.28(h)(18)(xvi)

Amendment to

Amended and Restated Transfer Agency Agreement

Between JNL Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM (the “Parties”) entered into an Amended and Restated Transfer Agency Agreement effective February 28, 2012, as amended (the “Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (the “Funds”) of the Trust, as listed on Exhibit A of the Agreement, and the owners of record thereof.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved (i) eight new Funds of the Trust (each, a “New Fund” and collectively, the “New Funds”), (ii) mergers for 19 Funds of the Trust into other Funds of the Trust (each, a “Merged Fund” and collectively, the “Merged Funds”), and (iii) fund name changes for eight Funds of the Trust (the “Fund Name Changes”), as outlined below, effective April 26, 2021:

New Funds

1)	JNL Bond Index Fund;

2)	JNL Emerging Markets Index Fund;

3)	JNL International Index Fund;

4)	JNL Mid Cap Index Fund;

5)	JNL Small Cap Index Fund;

6)	JNL/American Funds® Bond Fund of America Fund;

7)	JNL/Baillie Gifford U.S. Equity Growth Fund; and

8)	JNL/Morningstar PitchBook Listed Private Equity Index Fund.

Merged Funds

1)	JNL/AQR Large Cap Relaxed Constraint Equity Fund;

2)	JNL/AQR Managed Futures Strategy Fund;

3)	JNL/Boston Partners Global Long Short Equity Fund;

4)	JNL/DFA Growth Allocation Fund;

5)	JNL/DFA Moderate Growth Allocation Fund;

6)	JNL/Franklin Templeton International Small Cap Fund;

7)	JNL/Goldman Sachs Competitive Advantage Fund;

8)	JNL/Goldman Sachs Dividend Income & Growth Fund;

9)	JNL/Goldman Sachs International 5 Fund;

10)	JNL/Goldman Sachs Intrinsic Value Fund;

11)	JNL/Goldman Sachs Total Yield Fund;

12)	JNL/Mellon Index 5 Fund;

13)	JNL/PPM America Small Cap Value Fund;

14)	JNL/RAFI® Fundamental Asia Developed Fund;

15)	JNL/RAFI® Fundamental Europe Fund;

16)	JNL/Vanguard Capital Growth Fund;

17)	JNL/Vanguard Global Bond Market Index Fund;

18)	JNL/Vanguard International Stock Market Index Fund; and

19)	JNL/Vanguard Small Company Growth Fund.

Fund Name Changes

1)	JNL/American Funds® Blue Chip Income and Growth Fund change to JNL/American Funds® Washington Mutual Investors Fund;

2)	JNL/First State Global Infrastructure Fund change to JNL/First Sentier Global Infrastructure Fund;

3)	JNL/Invesco Global Real Estate Fund change to JNL/WMC Global Real Estate Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

4)	JNL/JPMorgan Growth & Income Fund change to JNL/JPMorgan U.S. Value Fund;

5)	JNL/Mellon MSCI World Index Fund change to JNL/Mellon World Index Fund;

6)	JNL/Vanguard Equity Income Fund change to JNL/WMC Equity Income Fund (in connection with the conversion from a feeder fund to a sub-advised fund, as approved by the Board);

7)	JNL/Vanguard International Fund change to JNL/Baillie Gifford International Growth Fund (in connection with the conversion from a feeder fund to a sub-advised fund, as approved by the Board); and

8)	JNL/Vanguard U.S. Stock Market Index Fund change to JNL/Mellon U.S. Stock Market Index Fund (in connection with the conversion from a Fund of Funds to a sub-advised index fund, as approved by the Board).

Whereas, pursuant to Board approval of the changes, as outlined above, the Parties have agreed to amend Schedule A of the Agreement to add each new Fund, to remove the merged Funds, and to update the names of certain Funds, effective April 26, 2021.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 26, 2021, attached hereto.

2)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Trust and JNAM have caused this Amendment to be executed, effective April 26, 2021.

Attest:		JNL Series Trust

By:	/s/ Norma M. Mendez	By:	/s/Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Norma M. Mendez	By:	/s/ Mark D. Nerud
	Norma M. Mendez	Name:	Mark D. Nerud
		Title:	President and CEO

Schedule A

Dated April 26, 2021

Funds
JNL Bond Index Fund
JNL Emerging Markets Index Fund
JNL International Index Fund
JNL Mid Cap Index Fund
JNL Small Cap Index Fund
JNL/American Funds® Balanced Fund
JNL/American Funds® Bond Fund of America Fund
JNL/American Funds® Capital Income Builder Fund
JNL/American Funds® Capital World Bond Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Global Small Capitalization Fund
JNL/American Funds® Growth Fund
JNL/American Funds® Growth-Income Fund
JNL/American Funds® International Fund
JNL/American Funds® New World Fund
JNL/American Funds® Washington Mutual Investors Fund
JNL Aggressive Growth Allocation Fund
JNL Conservative Allocation Fund
JNL Growth Allocation Fund
JNL iShares Tactical Growth Fund
JNL iShares Tactical Moderate Fund
JNL iShares Tactical Moderate Growth Fund
JNL Moderate Allocation Fund
JNL Moderate Growth Allocation Fund
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL/American Funds® Growth Allocation Fund
JNL/American Funds® Moderate Growth Allocation Fund
JNL/AQR Large Cap Defensive Style Fund
JNL/Baillie Gifford International Growth Fund
JNL/Baillie Gifford U.S. Equity Growth Fund
JNL/BlackRock Advantage International Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Global Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/DFA International Core Equity Fund

A - 1

Funds
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/First Sentier Global Infrastructure Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Growth Allocation Fund
JNL/Franklin Templeton Income Fund
JNL/Goldman Sachs 4 Fund
JNL/Goldman Sachs Managed Aggressive Growth Fund
JNL/Goldman Sachs Managed Conservative Fund
JNL/Goldman Sachs Managed Growth Fund
JNL/Goldman Sachs Managed Moderate Fund
JNL/Goldman Sachs Managed Moderate Growth Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Heitman U.S. Focused Real Estate Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco International Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund
JNL/Lazard International Strategic Equity Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon Bond Index Fund
JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Consumer Staples Sector Fund
JNL/Mellon DowSM Index Fund
JNL/Mellon Emerging Markets Index Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Equity Income Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Industrials Sector Fund
JNL/Mellon Information Technology Sector Fund
JNL/Mellon International Index Fund

A - 2

Funds
JNL/Mellon Materials Sector Fund
JNL/Mellon MSCI KLD 400 Social Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/Mellon Real Estate Sector Fund
JNL/Mellon S&P 400 MidCap Index Fund
JNL/Mellon S&P 500 Index Fund
JNL S&P 500 Index Fund
JNL/Mellon Small Cap Index Fund
JNL/Mellon U.S. Stock Market Index Fund
JNL/Mellon Utilities Sector Fund
JNL/Mellon World Index Fund
JNL/Morningstar PitchBook Listed Private Equity Index Fund
JNL/Morningstar Wide Moat Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PIMCO Income Fund
JNL/PIMCO Investment Grade Credit Bond Fund
JNL/PIMCO Real Return Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/WCM Focused International Equity Fund
JNL/WMC Balanced Fund
JNL/WMC Equity Income Fund
JNL/WMC Global Real Estate Fund
JNL/WMC Government Money Market Fund
JNL/WMC Value Fund
JNL/Vanguard Growth ETF Allocation Fund
JNL/Vanguard Moderate ETF Allocation Fund
JNL/Vanguard Moderate Growth ETF Allocation Fund

A - 3